NOTICE OF GUARANTEED DELIVERY
(Not to Be Used For Signature Guarantee)
To Tender Shares of Common Stock
Pursuant to the Offer to Purchase Dated September 1, 2021
by
ISABELLA BANK CORPORATION
of
Up to $20,000,000 of shares of its Common Stock
At a Purchase Price Not Less Than $23.00 Per Share and Not More Than $27.00 Per Share

THE TENDER OFFER, THE PRORATION PERIOD AND WITHDRAWAL RIGHTS EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON OCTOBER 13, 2021, UNLESS THE TENDER OFFER IS EXTENDED OR TERMINATED.

As set forth in Section 3 of the Offer to Purchase (as defined below), this form, or a form substantially equivalent to this form, must be used to accept the tender offer (as defined below) if (1) certificates for shares of common stock, without par value, of Isabella Bank Corporation and all other documents required by the Letter of Transmittal (the “Letter of Transmittal”) cannot be delivered to the Depositary by the Expiration Time (as defined in the Offer to Purchase) or (2) the procedures for book-entry transfer cannot be completed on a timely basis. This form may be delivered by express mail, mail or email to the Depositary. See Section 3 of the Offer to Purchase.

The Depositary for the Tender Offer is:
Broadridge Corporate Issuer Solutions, Inc.

If delivering by mail: Broadridge, Inc. Attn: BCIS Re-Organization Dept. P.O. Box 1317 Brentwood, NY 11717-0718	If delivering by UPS, FedEx, courier or any other expedited service: Broadridge, Inc. Attn: BCIS IWS 51 Mercedes Way Edgewood, NY 11717

Delivery of this Notice of Guaranteed Delivery or of other instructions to an address, email or person, other than those shown above does not constitute a valid delivery. Deliveries to the Corporation, the Information Agent or the Book-Entry Transfer Facility (as each is defined in the Offer to Purchase) will not constitute valid delivery to the Depositary.

This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an “Eligible Institution” under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal or an Agent’s Message (as defined in the Offer to Purchase) and certificates for Shares to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

THE GUARANTEE ON PAGE 4 MUST BE COMPLETED.
Ladies and Gentlemen:

The undersigned hereby tenders to Isabella Bank Corporation (the “Corporation”), upon the terms and subject to the conditions set forth in the Offer to Purchase dated September 1, 2021 (as it may be amended or supplemented from time to time, the “Offer to Purchase”), the related Letter of Transmittal and the other materials filed as exhibits to the Issuer Tender Offer Statement on Schedule TO (collectively, as they may be amended or supplemented from time to time, the “tender offer materials”) receipt of which is hereby acknowledged, the number (indicated below) of shares of common stock, without par value (the “shares”), of the Corporation, pursuant to the guaranteed delivery procedure set forth in Section 3 of the Offer to Purchase. The terms and conditions set forth in the tender offer materials collectively constitute the “tender offer”.

NUMBER OF SHARES BEING TENDERED HEREBY: _____ SHARES

CHECK ONLY ONE BOX. IF MORE THAN ONE BOX IS CHECKED, OR IF NO BOX IS CHECKED, THERE IS NO VALID TENDER OF SHARES.

(1)SHARES TENDERED AT PRICE DETERMINED BY SHAREHOLDER

By checking ONE of the following boxes below INSTEAD OF THE BOX UNDER “Shares Tendered at Price Determined Pursuant to the Tender Offer,” the undersigned tenders shares at the price checked. This action could result in none of the shares tendered hereby being purchased if the Purchase Price determined by the Corporation in accordance with the terms of the tender offer is less than the price checked below. A SHAREHOLDER WHO DESIRES TO TENDER DIFFERENT SHARES AT DIFFERENT PRICES MUST COMPLETE A SEPARATE NOTICE OF GUARANTEED DELIVERY OR LETTER OF TRANSMITTAL FOR EACH DIFFERENT TENDER. The same shares cannot be tendered at more than one price, unless previously properly withdrawn as provided in Section 4 of the Offer to Purchase.

PRICE (IN DOLLARS) PER SHARE AT WHICH SHARES ARE BEING TENDERED
☐ $23.00	☐ $23.75	☐ $24.50	☐ $25.25	☐ $26.00	☐ $26.75
☐ $23.25	☐ $24.00	☐ $24.75	☐ $25.50	☐ $26.25	☐ $27.00
☐ $23.50	☐ $24.25	☐ $25.00	☐ $25.75	☐ $26.50

– OR–

(2)SHARES TENDERED AT PRICE DETERMINED PURSUANT TO THE TENDER OFFER

By checking the box below INSTEAD OF ONE OF THE BOXES UNDER “SHARES TENDERED AT PRICE DETERMINED BY SHAREHOLDER,” the undersigned tenders shares at the Purchase Price, as shall be determined by the Corporation in accordance with the terms of the tender offer. For purposes of determining the Purchase Price, those shares that are tendered by the undersigned agreeing to accept the Purchase Price determined in the tender offer will be deemed to be tendered at the minimum price of $23.00 per share.

☐    The undersigned wants to maximize the chance of having the Corporation purchase shares the undersigned is tendering (subject to the proration and priority provisions of the tender offer). Accordingly, by checking this box instead of one of the price boxes above, the undersigned hereby tenders shares at, and is willing to accept, the Purchase Price determined by the Corporation in accordance with the terms of the tender offer. THE UNDERSIGNED UNDERSTANDS THAT THIS ELECTION MAY LOWER THE PURCHASE PRICE PAID FOR SHARES IN THE TENDER OFFER AND COULD RESULT IN THE TENDERED SHARES BEING PURCHASED AT THE MINIMUM PRICE OF $23.00 PER SHARE.

CHECK ONLY ONE BOX UNDER (1) OR (2) ABOVE. IF MORE THAN ONE BOX IS CHECKED ABOVE,
OR IF NO BOX IS CHECKED, THERE IS NO VALID TENDER OF SHARES.
ODD LOTS
To be completed only if shares are being tendered by or on behalf of a person owning, beneficially or of record, an aggregate of fewer than 100 shares. The undersigned:

☐ is the beneficial or record owner of an aggregate of fewer than 100 shares, all of which are being tendered.

CONDITIONAL TENDER

A tendering shareholder may condition his, her or its tender of shares upon the Corporation purchasing a specified minimum number of the shares tendered, all as described in Section 6 of the Offer to Purchase. Unless at least the minimum number of shares you indicate below is purchased by the Corporation pursuant to the terms of the tender offer, none of the shares tendered will be purchased. It is the tendering shareholder’s responsibility to calculate that minimum number of shares that must be purchased if any are purchased, and each shareholder is urged to consult his, her or its own tax advisor. Unless this box has been checked and a minimum specified, your tender will be deemed unconditional.

☐    The minimum number of shares that must be purchased, if any are purchased, is: _____ shares

If, because of proration, the minimum number of shares designated will not be purchased, the Corporation may accept conditional tenders by random lot, if necessary. However, to be eligible for purchase by random lot, the tendering shareholder must have tendered all of his or her shares and checked the box below:

☐    The tendered shares represent all shares held by the undersigned.

Certificate Nos. (if available):

If shares will be tendered by book-entry transfer:

Name of Tendering Institution:

Account No.:

SIGN HERE:

Signature(s)

Dated: _______________, 2021

Please type or print:

(Name(s) of Shareholders)

(Address(es))

(Zip Code(s))

(Area Code(s) and Telephone No(s).)

(Taxpayer ID No(s). or Social Security No(s).)

GUARANTEE
(Not to be used for signature guarantee)

The undersigned, a firm that is a member in good standing of the Securities Transfer Agents Medallion Program or a bank, broker, dealer, credit union, savings association or other entity that is also an “eligible guarantor institution,” as the term is defined in Rule 17Ad-15 (the “Eligible Institution”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), hereby guarantees that (1) the above named person(s) “own(s)” the shares tendered hereby within the meaning of Rule 14e-4 under the Exchange Act, (2) such tender of shares complies with Rule 14e-4 under the Exchange Act and (3) it will deliver to the Depositary either the certificates representing the shares tendered hereby, in proper form for transfer, or confirmation of book-entry transfer of such shares into the Depositary’s account at DTC, in any such case, together with a properly completed and duly executed Letter of Transmittal or an Agent’s Message (as defined in the Offer to Purchase) in the case of a book-entry transfer, and any required signature guarantees and other documents required by the Letter of Transmittal, within two (2) trading days after the date of receipt by the Depositary of this Notice of Guaranteed Delivery.

The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal and certificates for shares to the Depositary within the time period shown herein. Failure to do so could result in financial loss to such Eligible Institution.

(Name of Firm)

(Authorized Signature)

(Name)

(Address)

(Area Code and Telephone No.)

Dated: _______________, 2021

DO NOT SEND STOCK CERTIFICATES WITH THIS FORM. YOUR STOCK CERTIFICATES MUST BE SENT WITH THE LETTER OF TRANSMITTAL.

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